EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251988) and Form S-8 (Nos. 333-229432, 333-261997 and 333-269588) of AgeX Therapeutics, Inc. of our report dated March 31, 2023, which includes an explanatory paragraph relating to AgeX Therapeutics, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of AgeX Therapeutics, Inc., which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 31, 2023